SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) May 25, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation.

Entergy Corporation

On May 25, 2005 Entergy Corporation ("Entergy") entered into a $2 billion, 5-year bank credit facility (the "$2 Billion Facility") by and among Entergy as borrower, Citibank, N.A., as bank, LC issuing bank and administrative agent ("Citibank") ABN AMRO Bank N.V., as LC issuing bank and bank ("ABN AMRO"), and the following banks:

Barclays Bank PLC, Bayerische Hypo-Und Vereinsbank AG, New York Branch, BNP Paribas, Calyon New York Branch, Credit Suisse First Boston, Cayman Islands Branch, JPMorgan Chase Bank N.A., KBC Bank N.V., KeyBank National Association, Lehman Brothers Bank, FSB, Mellon Bank, N.A., Mizuho Corporate Bank, Ltd., Morgan Stanley Bank, Regions Bank, Societe Generale, The Bank of New York, The Royal Bank of Scotland plc, UFJ Bank Limited, Union Bank of California, N.A., Wachovia Bank, NA, West LB AG, New York Branch, and certain banks who will become parties from time to time (collectively, the "Banks," and, with Entergy, Citibank and ABN AMRO, the "Parties").

Entergy also has the ability to issue letters of credit against the facility. As of the date hereof, Entergy had outstanding borrowings of approximately $755 million under the $2 Billion Facility. The Credit Agreement executed by the Parties is dated as of May 25, 2005 (the "Credit Agreement"). The Credit Agreement provides for acceleration of amounts due upon the occurrence and continuation of a Prepayment Event or Event of Default, as defined in the Credit Agreement, which events include the failure to pay amounts when due, and the breach of representations, warranties, and covenants contained in the Credit Agreement. It also requires Entergy to maintain a consolidated debt ratio of 65% or less of its total capitalization. The facility fee is currently .125% of the commitment amount. The facility fee and interest rates can fluctuate depending on the senior debt ratings of certain domestic utility companies who are wholly-owned subsidiaries of Entergy.

Also on May 25, 2005, Entergy terminated two credit facilities: its $500 million, 5-year bank credit facility, dated as of December 14, 2004, among Entergy as borrower, Citibank as bank and administrative agent, and several banks party thereto (the "5-Year Facility"); and its $965 million, 3-year bank credit facility, dated as of May 13, 2004, among Entergy, Citibank, N.A., as Administrative Agent and LC Issuing Bank, ABN AMRO Bank, N.V., as LC Issuing Bank, and several banks party thereto (the "3-Year Facility")

Entergy terminated the 5-Year Facility and the 3-Year Facility in order to replace them with the $2 Billion Facility. Entergy did not incur any termination penalty in connection with the 5-Year Facility or the 3-Year Facility.

In addition to the $2 Billion Facility, Entergy also maintains Credit Agreements, dated as of May 31, 2002 and November 24, 2003, among Entergy, Bayerische Hypo-und Vereinsbank AG, New York Branch, as Bank, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Administrative Agent (the "Hypo Term Loans"). As of June 1, 2005, amounts outstanding under the $2 Billion Facility and the Hypo Term Loans, in millions, are:

FACILITY	CAPACITY	BORROWINGS	LETTERS OF CREDIT	CAPACITY AVAILABLE
5-Year Facility	$2,000	$755	$67.5	$1,177.50
Hypo Term Loans	$95	$95	$0	$0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: June 1, 2005